N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of FEDERATED WORLD INVESTMENT SERIES, INC. ON BEHALF OF FEDERATED INTERNATIONAL CAPITAL APPRECIATION FUND, FEDERATED INTERNATIONAL HIGH INCOME FUND, FEDERATED INTERNATIONALSMALL COMPANY FUND, FEDERATED INTERNATIONAL VALUE FUND (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N- CSR for the period ended May 31, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: July 19, 2007

/s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title: President, Principal Executive Officer



Dated: July 19, 2007

/s/ Richard A. Novak
Name:  Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.